Exhibit 32.2
CERTIFICATION
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Lauren P. Silvernail, Chief Financial Officer of Revance Therapeutics, Inc. (the “Company”), hereby certifies that, to the best of her knowledge:

1.
The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2015, to which this Certification is attached as Exhibit 32.2 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: May 14, 2015
IN WITNESS WHEREOF, the undersigned has set her hands hereto as of the 14th day of May, 2015.

/s/ Lauren P. Silvernail
Lauren P. Silvernail
Chief Financial Officer and Executive Vice President of Corporate Development
This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Revance Therapeutics, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.